-------------------------------------------



                              PREFERRED STOCKHOLDER
                          REGISTRATION RIGHTS AGREEMENT


                            DATED AS OF JULY 21, 1999




                                  BY AND AMONG




                              USOL HOLDINGS, INC.,




                         FIRSTLINK COMMUNICATIONS, INC.




                                       AND




                   THE ENTITIES SET FORTH IN SCHEDULE A HERETO
                             (EACH, A "SHAREHOLDER")



                  -------------------------------------------

                                TABLE OF CONTENTS



ARTICLE/SECTION                     HEADING                                 PAGE
---------------                     -------                                 ----

ARTICLE I DEFINITIONS..........................................................2

   1.1 Defined Terms...........................................................2

ARTICLE II TRANSFERS OF SHARES.................................................3

   2.1 Shareholder Common Stock Unregistered...................................3
   2.2 Rule 144 Reporting......................................................4

ARTICLE III REGISTRATION RIGHTS................................................4

   3.1 Demand Registration.....................................................4
   3.2 Right to Include Securities.............................................6
   3.3 Priority in Incidental Registration.....................................6
   3.4 Registration Procedures.................................................7
   3.5 Incidental Underwritten Offerings......................................10
   3.6 Preparation; Reasonable Investigation..................................10
   3.7 Limitations, Conditions and Qualifications to Obligations under
       Registration Covenants.................................................11
   3.8 Expenses...............................................................12
   3.9 Indemnification........................................................12
   3.10Participation in Underwritten Registrations............................15

ARTICLE IV MISCELLANEOUS......................................................15

   4.1 Recapitalizations, Exchanges, Etc., Affecting Shareholder Common
       Stock..................................................................15
   4.2 Binding Effect.........................................................15
   4.3 Amendment; Waiver......................................................16
   4.4 Notices................................................................16
   4.5 Governing Law..........................................................16
   4.6 Counterparts...........................................................16
   4.7 Invalidity.............................................................16
   4.8 Cumulative Remedies....................................................17
   4.9 Assumption by FirstLink................................................17


                                  EX 99.5 - i

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT dated as of July 21, 1999, by and among USOL Holdings, Inc., a Delaware corporation ("USOL"), FirstLink Communications, Inc., an Oregon corporation ("FirstLink") and each of the entities set forth on Schedule A attached hereto and any permitted transferee of the shares of Series A Preferred Stock (as defined below) and Series B Preferred Stock (as defined below) held by such entities (each such entity and transferee, a "Shareholder").


                              W I T N E S S E T H:

     WHEREAS, pursuant to separate Subscription Agreements, each dated as of July 21, 1999, by and between USOL and each of the Shareholders (the "Subscription Agreements"), the Shareholders have purchased an aggregate of 1,325,000 shares of USOL's Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") which shall be convertible into shares of USOL's common stock, par value $0.001 per share ("Common Stock"); and 155,000 shares of USOL's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") which shall be convertible into shares of Series A Preferred Stock or Common Stock; and

     WHEREAS, the Subscription Agreements provide that the Shareholders will have certain registration rights and it is a condition to the consummation of the purchase and sale of the Series A Preferred Stock and Series B Preferred Stock that each of the Shareholders and USOL enter into this Registration Rights Agreement; and

     WHEREAS, USOL, Inc., a Delaware corporation ("USOL Sub"), USOL, U.S. OnLine Communications, Inc., a Delaware corporation ("OnLine") and certain shareholders of Online have entered into an Asset Purchase Agreement dated the date hereof, whereby USOL Sub shall purchase substantially all of the assets of OnLine (the "USOL Acquisition") concurrently with the execution of this Agreement; and

     WHEREAS, TheResidentClub.com, Inc., a Delaware corporation ("TRC"), GMAC Commercial Mortgage Corporation ("GMAC-CM") and USOL have entered into an Asset Purchase Agreement dated the date hereof, whereby TRC shall purchase certain of the assets of the Tenant Services Division of GMAC-CM (the "TSD Acquisition") concurrently with the execution of this Agreement; and

     WHEREAS, USOL and FirstLink Communications, Inc., an Oregon corporation ("FirstLink") have entered into an Agreement and Plan of Merger and Reorganization dated as of July 21, 1999 (the "Merger Agreement"), whereby, subsequent to the USOL Acquisition and the TSD Acquisition and subject to the satisfaction of conditions set forth in the Merger Agreement, USOL shall merge with and into FirstLink (the "Merger"); and

     WHEREAS, pursuant to the Merger Agreement, each share of Series A Preferred Stock and Series B Preferred Stock shall be exchanged for one share of Series A Convertible

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

Preferred Stock of FirstLink (the "FirstLink Series A Preferred Stock") and Series B Convertible Preferred Stock of FirstLink (the "Firstlink Series B Preferred Stock"), respectively having equivalent rights and preferences as the USOL Series A Preferred Stock and Series B Preferred Stock (together, "FirstLink Preferred Stock"); and

     WHEREAS, USOL, FirstLink and the Shareholders believe that it is in their best interests to enter into this Agreement pertaining to the registration of their respective shares of USOL, and after the closing of the Merger, their respective shares of FirstLink, on the terms and conditions set forth below;

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINED TERMS. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Subscription Agreements.

     "CLOSING" shall mean the consummation of the Subscription Agreements and the transactions contemplated thereby by the Company and the Shareholders.

     "COMPANY" shall mean (a) USOL at all times prior to the closing of the Merger and (b) FirstLink upon the closing of the Merger and at all times thereafter.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as the same may be amended from time to time.

     "EXCLUDED REGISTRATION" means a registration under the Securities Act of
(i) securities pursuant to the demand registration rights pursuant to SECTION
3.1.1 hereof, (ii) securities registered on Form S-8 under the Securities Act or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

     "PERSON" shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or any department or agency thereof or other entity of any nature whatsoever.

     "QUALIFIED IPO" means a firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act where both (i) the proceeds to USOL (prior to deducting any underwriters' discounts and commissions) equal or exceed Twenty-Five Million Dollars ($25,000,000) and
(ii) upon consummation of such offering, the Common Stock is listed on the New York Stock Exchange or authorized to be quoted and/or listed on the Nasdaq National Market.


                                  EX 99.5 - 2

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder as the same may be amended from time to time.

     "SELLING SECURITYHOLDER" shall mean any seller of Shareholder Common Stock covered by a registration statement.

     "SHAREHOLDER COMMON STOCK" shall mean shares of Common Stock issued or issuable to the Shareholders upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

     "WARRANTS" shall mean collectively the warrants dated the date hereof issued by USOL to certain of the creditors of Online and the warrants dated the date hereof issued by USOL to GMAC-CM.

                                   ARTICLE II
                               TRANSFERS OF SHARES

     2.1 SHAREHOLDER COMMON STOCK UNREGISTERED. Each Shareholder acknowledges and represents that he has been advised by the Company that:

          (a) the offer and sale of the Shareholder Common Stock have not been registered under the Securities Act;

          (b) the Shareholder Common Stock must be held and the Shareholder must continue to bear (and is able to bear) the economic risk of the investment in the Shareholder Common Stock, subject to the terms and conditions of the Subscription Agreements until (i) the Shareholder Common Stock is registered pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or (ii) an exemption from such registration is available;

          (c) when and if shares of the Shareholder Common Stock may be disposed of without registration under the Securities Act in reliance on Rule 144 thereunder ("Rule 144"), such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule;

          (d) if the Rule 144 exemption is not available, any offer or sale of Shareholder Common Stock without registration will require compliance with some other exemption under the Securities Act;

          (e) a restrictive legend in the form set forth in Section 7.2 of the Subscription Agreements shall be placed on the certificates representing the Shareholder Common Stock; and

          (f) a notation shall be made in the appropriate records of the Company indicating that the Shareholder Common Stock is subject to restrictions on transfer, and


                                  EX 99.5 - 3

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     appropriate stop-transfer instructions will be issued to the Company's transfer agent with respect to the Shareholder Common Stock.

     2.2 RULE 144 REPORTING. The Company agrees that to the extent reasonably necessary to permit the Shareholders to sell shares of the Shareholder Common Stock in accordance with and in reliance on Rule 144, and for so long as such shares are owned by the Shareholders and such shares are not registered for resale under the Securities Act, the Company will use its reasonable best efforts to:

          (a) make and keep public information available within the meaning of Rule 144 under the Securities Act, at all times from and after the Closing Date;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as any Shareholder owns any Shareholder Common Stock, inform such person upon request as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and provide a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed with the SEC and available to the public as may reasonably be requested in availing such Shareholder of any rule or regulation of the SEC allowing a sale of any such securities without registration.

Anything to the contrary contained in this Section 2.2 notwithstanding, the Company may deregister any of its securities under the Exchange Act if it is then permitted to do so pursuant to the Exchange Act in which case the provisions of this Section 2.2 insofar as they relate to obligations to make filings under the Exchange Act that would no longer be required as a result of such delisting shall be of no further force or effect. Nothing in this Section shall be deemed to limit in any manner the restriction on sales of Shareholder Common Stock contained in this Agreement.

                                  ARTICLE III
                              REGISTRATION RIGHTS

     3.1 DEMAND REGISTRATION.

          3.1.1 DEMAND RIGHTS. At any time after the first to occur of (i) 180 days after the date of the Closing of the Merger or (ii) 180 days after a Qualified IPO, the holders of more than 20% of the Shareholder Common Stock that has not been registered and sold pursuant to this Article III, may submit a written request that the Company effect a registration of Shareholder Common Stock; PROVIDED HOWEVER, that the Company need effect only five (5) demand registrations pursuant to this Section 3.1.1. Upon receipt of such request, the Company will:

               (a) promptly give written notice of the proposed registration to all other Shareholders and to the holders of Common Stock and Warrants issued on the date of this Agreement (the "Other Shareholders") who are parties to the Common Stockholder and Warrant Holder Registration Rights Agreement dated as of the date hereof; and


                                  EX 99.5 - 4

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

               (b) file a registration statement on Form S-1 or Form S-3 or any successor form with the SEC as expeditiously as possible but in any case within 60 days after the selection of an investment banking firm pursuant to Section 3.1.3 and use its best efforts to effect the registration of the Shareholder Common Stock and the Common Stock of the Other Shareholders ("Other Common Stock") (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit the sale and distribution by the Shareholders and the Other Shareholders of such shares of Shareholder Common Stock and Other Common Stock under applicable law, together with all Shareholder Common Stock and Other Common Stock of any Shareholders and Other Shareholders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company; provided, however that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1.1:

                    (i) in any particular jurisdiction in which the Company
               would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                    (ii) with respect to any of the Shareholder Common Stock or
               Other Common Stock that has been transferred to any holder who is not one of the Shareholders or Other Shareholders listed above or a family member of any such Shareholder or Other Shareholder or a trust for the benefit of any such Shareholder or Other Shareholder or family member, unless such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

          3.1.2 EFFECTIVE REGISTRATION. A registration will not count as a demand registration until it has become effective; PROVIDED, that if, after it has become effective, an offering of Shareholder Common Stock pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a demand registration.

          3.1.3 SELECTION OF UNDERWRITERS. The offering of Shareholder Common Stock pursuant to a demand registration shall be in the form of a "firm commitment" underwritten offering. The Shareholders holding a majority of the Shareholder Common Stock to be registered in a demand registration shall select the investment banking firm or firms to manage the underwritten offering; PROVIDED, that such selection shall be subject to the consent of USOL, which consent shall not be unreasonably withheld or delayed.

          3.1.4 PRIORITY OF DEMAND REGISTRATIONS. All Shareholder Common Stock and Other Common Stock requested to be included in the registration shall be included in a demand registration unless the managing underwriter or underwriters shall advise the Company or the Shareholders and the Other Shareholders in writing that the inclusion of such securities will


                                  EX 99.5 - 5

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     materially and adversely affect the price or success of the offering (a "MATERIAL ADVERSE EFFECT"). In the event the managing underwriter or underwriters shall advise the Company or the Shareholders and the Other Shareholders that the amount of Shareholder Common Stock and Other Common Stock proposed to be included in such demand registration by Shareholders and Other Shareholders is sufficiently large to cause a Material Adverse Effect, the Shareholder Common Stock and Other Common Stock to be included in such registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Shareholders and the Other Shareholders on the basis of the number of shares of Shareholder Common Stock and Other Common Stock requested to be included in such registration.

     3.2 RIGHT TO INCLUDE SECURITIES. If at any time all of the shares of Shareholder Common Stock are not then registered under the Securities Act, and the Company proposes to register any shares of its Common Stock under the Securities Act (other than pursuant to an Excluded Registration), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to the Shareholders. In such event, upon the written request (which request shall specify the total number of shares of Shareholder Common Stock intended to be disposed of by the requesting Shareholder) of any Shareholder made within 15 days after the receipt of any such notice (10 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter), stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date, the Company will use all reasonable efforts to effect the registration under the Securities Act in the manner initially proposed by the Company of all Shareholder Common Stock held by the Shareholders which the Company has been so requested to register for sale. If the Company thereafter determines for any reason in its sole discretion not to register or to delay registration of the Common Stock, the Company may, at its election, give written notice of such determination to the Shareholder and (i) in the case of a determination not to register, shall be relieved of the obligation to register any Shareholder Common Stock in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shareholder Common Stock of the Shareholder for the same period as the delay in registration of such other securities. The exercise by a Shareholder of any right under this Section 3.2 will not relieve the Company of its obligations to such Shareholder under Section 3.1.

     3.3 PRIORITY IN INCIDENTAL REGISTRATION. In a registration pursuant to
Section 3.2 hereof, if the managing underwriter of any such underwritten offering to which Section 3.2 pertains shall inform the Company by letter of its belief that the number of shares of Shareholder Common Stock and Other Common Stock to be included in such registration would have a Material Adverse Effect, then the Company will be required to include in such registration only that number of shares of Shareholder Common Stock and Other Common Stock which it is so advised can be included in such offering without causing such Material Adverse Effect. With respect to a registration that is the subject of Section
3.2 hereof, shares of Common Stock proposed by the Company to be registered for issuance by the Company or for sale by any Person exercising "demand" registration rights shall have the first priority and all shares of Shareholder Common Stock owned by the Shareholders exercising incidental registration rights and all shares of Other Common Stock owned by the Other Shareholders


                                  EX 99.5 - 6

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

exercising incidental rights shall be given second priority without preference among the relevant Shareholders and Other Shareholders. If less than all of the shares of Shareholder Common Stock and Other Common Stock duly requested to be included in such registration are to be registered therein, such shares of Shareholder Common Stock and Other Common Stock shall be included in the registration PRO RATA based on the total number of such shares sought to be registered other than for issuance by the Company or sale by third parties exercising "demand" registration rights in accordance with the preceding sentence. If, as a result of the provisions of this Section 3.3, any Shareholder or Other Shareholder shall not be entitled to include all of such Shareholder's shares of Shareholder Common Stock or Other Common Stock in such registration, such shareholder may withdraw such shareholder's request to include Shareholder Common Stock or Other Common Stock, as applicable, in such registration.

     3.4 REGISTRATION PROCEDURES. In connection with the Company's obligations to register the Shareholder Common Stock pursuant to this Article III, the Company will use its reasonable best efforts to effect such registration in accordance herewith and the Company will promptly:

          (a) prepare and file with the SEC as expeditiously as possible, but in any case within 60 days after the selection of an investment banking firm pursuant to Section 3.1.3 the requisite registration statement to effect such registration and use its reasonable best efforts to cause such registration statement to become effective and to remain continuously effective until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective (the "Effective Date") or (y) the termination of the offering being made as set forth thereunder;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as set forth above and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Shareholder Common Stock covered by such registration statement until such Shareholder Common Stock has been sold;

          (c) furnish to the managing underwriter, if any, and to the Shareholders, at least one executed original of the registration statement and to each of the Selling Securityholders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, as may reasonably be requested by such Selling Securityholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller of Shareholder Common Stock and the underwriters in connection with the offering and sale of the Shareholder Common Stock covered by the registration of which such prospectus, amendment or supplement is a part).

          (d) use its reasonable best efforts (i) to register or qualify, to the extent


                                  EX 99.5 - 7

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     necessary, all shares of Common Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as the Selling Securityholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and
     (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Securityholders to consummate the disposition in such jurisdictions of such Common Stock, provided that the Company will not be required to qualify generally to do business or as a dealer in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction;

          (e) notify the Selling Securityholders and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

          (g) upon the occurrence of any event contemplated by clause (e)(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Shareholders of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (h) use its reasonable best efforts to furnish to the Selling Securityholders a signed counterpart, addressed to the Selling Securityholders and the underwriters, if any, of an opinion of counsel for the Company as to the effectiveness of the registration statement registering the resale of the Shareholder Common Stock under the Securities Act;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with a registration pursuant hereto;


                                  EX 99.5 - 8

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

          (j) cooperate with the Selling Securityholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Shareholder Common Stock to be sold; and enable such shares of Shareholder Common Stock to be in such denominations and registered in such names as the Selling Securityholders or the managing underwriters, if any, may request at least two business days prior to any sale of shares of Shareholder Common Stock to the underwriters;

          (k) cause all shares of Common Stock covered by the registration statement to be listed on each securities exchange, if any, or Nasdaq, on which securities of such class, series and form issued by the Company, if any, are then listed or traded if requested by the managing underwriters, if any, or the holders of a majority of the shares of Common Stock covered by the registration statement and entitled hereunder to be so listed;

          (l) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve
     (12) month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on the Form 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act; and

          (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any qualified independent underwriter that is required to be retained in accordance with the rules and regulations of the NASD).

     The Company may require each Selling Securityholder to furnish to the Company such information and documents regarding such Selling Securityholder and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

     Each of the Selling Securityholders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(e)(ii), (iii), (iv), (v) or (vi) hereof, it will forthwith discontinue disposition pursuant to such registration statement of any shares of Common Stock covered by such registration statement or prospectus until its receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of Section 3.4(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. Each of the Selling Securityholders agrees to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are


                                  EX 99.5 - 9

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

     3.5 INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any shares of its common stock under the Securities Act as contemplated by Section 3.2 and such shares are to be distributed by or through one or more underwriters, the Company and, if the managing underwriter shall elect in writing to include the shares of Shareholder Common Stock sought to be included in such registration, the Securityholders who hold Shareholder Common Stock to be distributed by such underwriters in accordance with Section 3.2 hereof shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of the Selling Securityholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company. Notwithstanding the foregoing, no Shareholder shall be required to make any representations or warranties in connection with the registration other than representations and warranties as to (i) such Shareholder's ownership of his or its Shareholder Common Stock to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Shareholder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; PROVIDED FURTHER, HOWEVER, that the obligation of such Shareholder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Shareholders selling Shareholder Common Stock, and the liability of each such Shareholder will be in the proportion thereto, and PROVIDED FURTHER that such liability will be limited to, the allocable share of claim net amount received by such Shareholder from the sale of his or its Shareholder Common Stock pursuant to such registration.

     3.6 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Securityholders, the underwriters, if any, and their respective counsel and accountants the opportunity (but such Persons shall not have the obligation except as set forth herein) to participate (in the case of a registration pursuant to Section 3.2 hereof such participation shall be at their expense) in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and will give each of them such access to its books and records (to the extent customarily given to the underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Securityholders, and the underwriters' respective outside counsel to conduct a reasonable investigation within the meaning of the Securities Act.


                                  EX 99.5 - 10

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     3.7 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company to use its reasonable efforts to cause the Shareholder Common Stock to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of (but not the preparation of) any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder if:

               (i) the Board of Directors of the Company determines in good faith that there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time would be adverse to the Company's interests (but the duration of such postponement may not exceed the earlier to occur of (u) 30 days after the cessation of the circumstances described in this clause (i) or (v) 90 days after the date of the determination of the Board of Directors to postpone the filing or effectiveness of a registration, and the duration of such postponement shall be excluded from the calculation of the period specified in clause (x) of Section 3.4(a)); or

               (ii) the Company has filed a registration statement with the SEC, such registration statement has not yet been declared effective, the Company is using its reasonable best efforts to have such registration statement declared effective, and the underwriters with respect to such registration advise that such registration would be adversely affected (but the duration of such postponement or suspension may not exceed the earlier to occur of (u) 30 days after the effectiveness of the previously filed registration statement, or (v) 90 days after the determination of the Board of Directors to postpone filing a registration statement required to be filed hereunder), and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 3.4(a); or

               (iii) the Board of Directors of the Company determines in good faith prior to the receipt of a request for demand registration to effect a registered underwritten public offering of the Company's equity securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering (but the duration of such postponement may not exceed the earlier to occur of (u) 30 days after the effectiveness of the previously prepared registration statement, or (v) 90 days after the determination by the Board of Directors to postpone the filing of a registration statement required to filed hereunder).

               (iv) If the Company shall delay the filing of a registration statement as described in (i), (ii) or (iii) above, it shall, as promptly as practicable, notify the Selling Securityholders of such determination, and the Selling Securityholders shall have the right in the case of a postponement of the filing or effectiveness of a registration statement to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of the Company's notice. Notwithstanding the foregoing, the Company may make such


                                  EX 99.5 - 11

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

          postponement or suspension no more than one time in any 18 month period.

          (b) The Company's obligations shall be subject to the obligations of the Selling Securityholders, which each of the Shareholders hereby acknowledges, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and state securities regulations and to obtain any acceleration of the effective date of such registration statement or maintain the effectiveness or currency thereof.

          (c) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

          (d) Each Shareholder agrees that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including a Qualified IPO, the Shareholder shall not publicly sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise publicly dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any equity securities of the Company without the prior written consent of the Company's underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company's underwriters, such period of time is not to exceed 180 days in the case of a Qualified IPO and 90 days in the case of a secondary offering by the Company.

     3.8 EXPENSES. The Company will pay its own actual expenses (including legal fees) incurred in connection with each demand and incidental registration of Shareholder Common Stock pursuant to Sections 3.1 or 3.2 of this Agreement, including, without limitation, any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, Nasdaq and the NASD, fees and expenses of compliance with state securities or blue sky laws, printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, and, in the case of a demand registration pursuant to Section 3.1 of this Agreement, all reasonable costs, expenses and fees of one legal counsel for the Selling Securityholders (which legal counsel shall be chosen by the majority-in-interest of the Selling Securityholders in their discretion), but each Selling Securityholder shall pay its own underwriters' expenses (such as but not limited to discounts, commissions and fees of underwriters and expenses included therein of selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered) and legal expenses (except as set forth above). The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance and rating agency fees, if any.

     3.9 INDEMNIFICATION.


                                  EX 99.5 - 12

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

          (a) INDEMNIFICATION BY THE COMPANY. In connection with any registration pursuant hereto in which Shareholder Common Stock is to be disposed of, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder and, when applicable, its officers, directors, agents and employees and each Person who controls (or is controlled by or under common control with) any of the Shareholders (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, all attorneys' fees and expenses) based upon, arising out of or related to, any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current as required hereunder, except insofar as the same (i) are caused by or contained in any information furnished in writing to the Company by or on behalf of any Shareholder expressly for use therein or
     (ii) are caused by the failure of any of the Shareholders to deliver a copy of the current required prospectus after the Company has furnished any such Shareholders with a sufficient number of copies of such prospectus as requested hereunder or (iii) arise in respect of any offers to sell or sales made during any period when any Shareholder is required to discontinue sales under Section 3.4(e) or otherwise under applicable law. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals (if any), participating in the distribution of the Shareholder Common Stock, their officers and directors and each person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent (and subject to the same exceptions) as provided above with respect to the indemnification of the Shareholders and shall enter into an indemnification agreement with such Persons containing such terms, if requested. The reimbursements required by this SECTION 3.9(A) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) INDEMNIFICATION BY THE SHAREHOLDERS. In connection with each registration statement effected pursuant hereto in which Shareholder Common Stock is to be disposed of, each of the Selling Securityholders shall, severally but not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each other Selling Securityholder and their respective directors, officers, agents and employees and each Person who "controls" the Company and each other Selling Securityholder (within the meaning of the Securities Act and the Exchange Act) and the managing underwriter if any, and its directors, officers, agents, and employees and each Person who "controls" such underwriter (within the meaning of the Securities Act and Exchange Act), in each case against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Shareholder to the Company expressly for inclusion in such registration statement or prospectus; PROVIDED, HOWEVER, that such seller of Shareholder Common Stock shall not be liable in any such case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller of Shareholder Common Stock has furnished in writing to the Company information


                                  EX 99.5 - 13

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Shareholder hereunder be greater in amount than the dollar amount of the proceeds received or to be received by such Shareholder upon the sale of the securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such Person or (iii) such assumption would constitute an actual conflict of interest (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a written release in form and substance reasonably satisfactory to such indemnified party from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

          (d) CONTRIBUTION. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that in no event shall the liability of any Shareholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received or to be received by such Shareholder upon the sale of securities giving rise to such indemnification and contribution obligation. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying


                                  EX 99.5 - 14

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 3.9(D) were determined by pro rata allocation referred to in this SECTION 3.9(D). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this SECTION 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in SECTION 3.9(A) and
     SECTION 3.9(B) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 3.9(D); subject, in the case of the Holders, to the limited dollar amounts set forth herein.

          (e) INDEMNIFICATION AND CONTRIBUTION IN FULL FORCE AND EFFECT. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party.

     3.10 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. None of the Shareholders may participate in any underwritten registration hereunder unless the Shareholder which is a Selling Securityholder (a) agrees to sell its Shareholder Common Stock on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers-of-attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED that all such documents shall be consistent with the provisions hereof.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING SHAREHOLDER COMMON STOCK. The provisions of this Agreement shall apply, to the fullest extent set forth herein with respect to Shareholder Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shareholder Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination recapitalization, reclassification, merger, consolidation or otherwise; provided, however, that such provisions shall apply only to any class or classes of stock which have the right, without limitation as to amount, either to all or a share of the balance of current dividends and liquidating dividends after payment of dividends and distributions on any shares entitled to preference so issued or issuable upon the conversion, exchange or exercise, as the case may be, of securities of the Company so issued.

     4.2 BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under this Agreement, such


                                  EX 99.5 - 15

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

transferee shall be deemed the Shareholder hereunder; PROVIDED, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

     4.3 AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by either party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     4.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          (a) If to USOL, addressed to:

                             USOL Holdings, Inc.
                             10300 Metric Boulevard
                             Austin, Texas 78758
                             Attn: President

          (b) If to FirstLink, addressed to:

                             FirstLink Communications, Inc.
                             190 Southwest Harrison Street
                             Portland, Oregon 97201
                             Attn: President

          (c) If to a Shareholder, to such Shareholder at the address set forth on the signature pages hereto.

     4.5 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.

     4.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when all counterparts taken together shall have been executed and delivered by the parties. A telecopied facsimile of an executed counterpart of the Agreement shall be sufficient to evidence the binding agreement of each party to the terms thereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.


                                  EX 99.5 - 16

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     4.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     4.8 CUMULATIVE REMEDIES.

     All rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy each such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     4.9 ASSUMPTION BY FIRSTLINK. Upon the consummation of the Merger by and between FirstLink and USOL, pursuant to which all shares of Series A Preferred Stock and Common Stock will be exchanged for shares of FirstLink preferred stock and common stock, FirstLink agrees to assume all of the obligations hereunder.


                                  EX 99.5 - 17

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       USOL HOLDINGS, INC.

                                        By:  /S/ ROBERT G. SOLOMON
                                             -----------------------------------
                                             Name: Robert G. Solomon
                                             Title: President


                                       FIRSTLINK COMMUNICATIONS, INC.

                                        By:  /S/ A. ROGER PEASE
                                             -----------------------------------
                                             Name: A. Roger Pease
                                             Title: President and Chief
                                                    Executive Officer


                                  EX 99.5 - 18

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                                       AGL INVESTMENTS NO. 8 LIMITED
                                       PARTNERSHIP, A COLORADO LIMITED
                                       PARTNERSHIP

                                        By:    AGLP NO. 8 Limited Partnership,
                                               a Colorado limited partnership,
                                               its General Partner


                                        By:    AGLGP NO. 8, Inc., a Colorado
                                               limited partnership, its General
                                               Partner


                                        BY:  /S/ DAVID B. AGNEW
                                             -----------------------------------
                                             David B. Agnew,
                                             President


                                       ASPEN FOXTROT INVESTMENTS, LLC

                                        By: Aspen Enterprises, Ltd. Its Manager

                                             /S/ RONALD A. HOUSE
                                             -----------------------------------
                                             Name: Ronald A. House
                                             Title: Vice President and Chief
                                                    Operating Officer


                                       GERMAN AMERICAN CAPITAL CORPORATION

                                        By:  /S`  / JOHN C. CIPRIANI
                                             -----------------------------------
                                             Name: John C. Cipriani
                                             Title: Vice President


                                        By:  /S/ THOMAS MENDOZA
                                             -----------------------------------
                                             Name: Thomas Mendoza
                                             Title: Vice President


                                  EX 99.5 - 19

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                                       GMAC COMMERCIAL MORTGAGE CORPORATION

                                        By:  /S/ ROBERT D. FELLER
                                             -----------------------------------
                                             Name: Robert D. Feller
                                             Title: Executive Vice President


                                       PARIBAS NORTH AMERICA, INC.

                                        By:  /S/ JOHN G. MARTINEZ
                                             -----------------------------------
                                             Name: John G. Martinez
                                             Title: Financial Controller


                                       PEREGINE EQUITIES 1, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 2, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 3, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 4, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                  EX 99.5 - 20

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                                       PEREGINE EQUITIES 5, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 6, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 7, L.L.C.

                                        By: Peregrine Equities Holdings, LLC,
                                            Member

                                        By: Peregrine Capital, Inc., Member

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 8, L.L.C.

                                        By: Peregrine Capital, Inc., Manager

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 9, L.L.C.

                                        By: Peregrine Capital, Inc., Manager

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                       PEREGINE EQUITIES 10, L.L.C.

                                        By: Peregrine Capital, Inc., Manager

                                        By:  /S/ ROY ROSE
                                             -----------------------------------
                                             Name: Roy Rose
                                             Title: President


                                  EX 99.5 - 21

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                                             /S/ DENNIS DAUTEL
                                             -----------------------------------
                                             Dennis Dautel

                                             /S/ DAN BAUER
                                             -----------------------------------
                                             Dan Bauer

                                             /S/ SCOTT MAENTZ
                                             -----------------------------------
                                             Rosewood Partners L.P.
                                             By: W. Scott Maentz, General
                                                 Partner

                                             /S/ HENRY GELLIS
                                             -----------------------------------
                                             Henry Gellis

                                             /S/ W. ROBERT RAMSDELL
                                             -----------------------------------
                                             Ramsdell Family Trust UAD 7/7/94
                                             By: W. Robert Ramsdell, Trustee

                                             /S/ DAVID ROCKER
                                             -----------------------------------
                                             David Rocker

                                             /S/ KAYLEN SILVERBERG
                                             -----------------------------------
                                             Kaylen Silverberg

                                             /S/ RON BARSHOP
                                             -----------------------------------
                                             Ron Barshop

                                             /S/ TERRY JONES
                                             -----------------------------------
                                             Terry Jones for FMH LLP

                                             /S/ IRV SOLOMON
                                             -----------------------------------
                                             Irv Solomon


                                  EX 99.5 - 22

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT


                                             /S/ LEON HOROWTIZ
                                             -----------------------------------
                                             Leon Horowitz

                                             /S/ DAIN RAUSCHER
                                             -----------------------------------
                                             By: Dain Rauscher, Custodian FBO
                                                 Brent Stahl S.E.P.

                                             /S/ COURTNEY CAMPBELL
                                             -----------------------------------
                                             Courtney Campbell

                                             /S/ ANGELA COPPOLA
                                             -----------------------------------
                                             Angela Coppola

                                             /S/ JANET FRANKLIN
                                             -----------------------------------
                                             Janet Franklin

                                             /S/ MUSSIE GELLIS
                                             -----------------------------------
                                             Mussie Gellis

                                             /S/ ALLAN ALEXANDER
                                             -----------------------------------
                                             Peter Guber
                                             By: Allan Alexander, Attorney-in-
                                                 Fact

                                             /S/ BOB STARK
                                             -----------------------------------
                                             Stark Investment, L.P.
                                             By: Bob Stark

                                             /S/ DOROTHY COHEN
                                             -----------------------------------
                                             Dorothy Cohen

                                             /S/ G. TYLER RUNNELS
                                             -----------------------------------
                                             G. Tyler Runnels


                                  EX 99.5 - 23

USOL HOLDINGS, INC.                PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE A

                                  SHAREHOLDERS

SERIES A PREFERRED STOCK                          Janet Franklin

AGL Investments No. 8 Limited Partnership         Henry Gellis

Aspen Foxtrot Investments, LLC                    Mussie Gellis

German American Capital Corporation               Peter Guber

GMAC Commercial Mortgage Corporation              Leon Horowitz

Paribas North American, Inc.                      Terry Jones

Peregrine Equities 1, L.L.C.                      Ramsdell Family Trust

Peregrine Equities 2, L.L.C.                      David Rocker

Peregrine Equities 3, L.L.C.                      Rosewood Partners, L.P.

Peregrine Equities 4, L.L.C.                      Kaylen Silverberg

Peregrine Equities 5, L.L.C.                      Irv Solomon

Peregrine Equities 6, L.L.C.                      Dain Rauscher, Custodian FBO
                                                       Brent Stahl S.E.P.

Peregrine Equities 7, L.L.C.                      Stark Investments, L.P.

Peregrine Equities 8, L.L.C.                      G. Tyler Runnels

Peregrine Equities 9, L.L.C.

Peregrine Equities 10, L.L.C.

Ron Barshop

Dan Bauer

Courtney Campbell

Dorothy Cohen

Angela Coppola

Dennis Dautel

SERIES B PREFERRED STOCK

German American Capital Corporation

Paribas North America, Inc.


                                  EX 99.5A - 2